Exhibit 99.1

Taboola Announces Successful Completion of Debt Refinancing,
Significantly Reducing Annual Interest Expenses

NEW YORK, March 19, 2025 (GLOBE NEWSWIRE) -- Taboola (Nasdaq: TBLA), a global leader in delivering performance at scale for advertisers, today announced that it has entered into a new $270 million revolving credit facility. Concurrent with the closing, the Company used proceeds from the new facility to pay in full the $123.2 million of remaining outstanding principal and accrued interest under the prior term loan.  Based on currently prevailing rates, the Company estimates the annual interest savings to be approximately $3 to $5 million.

Other benefits of the new revolving credit facility include:
●          Increasing financial flexibility that can allow the company to hold a lower average debt balance and thereby create additional annual interest savings
●          Extending the company’s debt maturities to 2030; and
●          Providing approximately $180 million in additional debt capacity for enhanced financial flexibility.

“We are pleased to announce this significant refinancing transaction, which reduces our cost of capital, strengthens our liquidity and extends our debt maturities to 2030,” said Steve Walker, CFO of Taboola. “This financing further strengthens Taboola’s balance sheet and provides us with enhanced financial flexibility, which supports our ability to continue to invest in accelerating profitable growth while maintaining our aggressive share buyback program."

Bank of America, N.A. acted as Administrative Agent; Citibank, N.A., London Branch and Valley National Bank acted as Syndication Agents; and Bank of America, N.A., Citibank, N.A., London Branch and Valley National Bank acted as Joint Bookrunners and Joint Lead Arrangers.

About Taboola
Taboola empowers businesses to grow through performance advertising technology that goes beyond search and social and delivers measurable outcomes at scale.

Taboola works with thousands of businesses who advertise directly on Realize, Taboola’s powerful ad platform, reaching approximately 600M daily active users across some of the best publishers in the world. Publishers like NBC News, Yahoo, and OEMs such as Samsung, Xiaomi and others use Taboola’s technology to grow audience and revenue, enabling Realize to offer unique data, specialized algorithms, and unmatched scale.

Disclaimer – Forward-Looking Statements
Taboola (the “Company”) may, in this communication, make certain statements that are not historical facts and relate to analysis or other information which are based on forecasts or future or results. Examples of such forward-looking statements include, but are not limited to, statements regarding future prospects, product development and business strategies. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements but are not the exclusive means for identifying such statements. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and there are risks that the predictions, forecasts, projections and other forward-looking statements will not be achieved. You should understand that a number of factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements, including the risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 under Part 1, Item 1A “Risk Factors” and our subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contacts:
Jessica Kourakos
Aadam Anwar
investors@taboola.com

Press Contact:
Dave Struzzi
press@taboola.com